REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 28th day of March, 1995, among SDNB Financial Corp., a Delaware corporation (the "Company"), Whitman Heffernan & Rhein Workout Fund II, L.P., a Delaware limited partnership and Whitman Heffernan & Rhein Workout Fund II-A, L.P., a Delaware limited partnership (collectively the "Purchaser").

     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of January 31, 1995 (the "Stock Purchase Agreement"), by and among the Company and Purchaser, Purchaser has agreed to purchase 510,121 shares of the Company's Common Stock, no par value (the "Common Stock") and additional shares of Common Stock pursuant to Section 1.3 of the Stock Purchase Agreement (the "Additional Shares", together with the Common Stock, the "Shares");

     WHEREAS, to induce Purchaser to purchase the Shares, the Company has agreed to provide the registration rights set forth in this Agreement;

     WHEREAS, the execution and delivery of this Agreement is a condition to the obligation of the Purchaser to purchase the Shares as set forth in Section 4.12 of the Stock Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Definitions. As used herein, the following terms shall have the following respective meanings:

          "Affiliate" shall mean, with respect to any Person, any Person controlling, controlled by or under common control with such Person and shall include any Person 20% or more of whose outstanding voting power is owned by the specified Person either directly or indirectly through subsidiaries.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Holder" shall mean Purchaser and each Permitted Assignee.

          "NASD" shall have the meaning set forth in Section 5(a)(xiv) hereof.

          "Permitted Assignee" shall have the meaning set forth in Section 11 hereof.

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          "Person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Registrable Shares" shall mean any Common Stock which may be
     (i) issued pursuant to the Stock Purchase Agreement, or (ii) issued or distributed in respect of the Common Stock referred to in clause (i) above by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Share, such Registrable Share shall cease to be a Registrable Share when
     (x) it shall have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act or
     (y) it shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

          "Registration Expenses" shall have the meaning set forth in Section 7(b) hereof.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

     2. Required Registration.

     (a) Requirement. The Company shall prepare and file with the SEC not later than six months after the conclusion of the Rights Offering (as defined in the Stock Purchase Agreement), a registration statement in compliance with the Securities Act covering the offer and sale of the Registrable Shares and shall use its best efforts to cause such registration statement to be declared effective.

     (b) Registration Statement Form. If the registration required pursuant to this Section 2 is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) in connection with an underwritten public offering, and if the managing underwriter or underwriters shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form; provided, however, that if a registration statement is filed on a form other than Form S-3 (or other than a successor to Form S-3 or a similar short-form registration statement) in connection with an underwritten offering, the Company shall be required to cause such registration to remain effective only for such reasonable period as is necessary to complete such underwritten offering.

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     (c) Effective Registration Statement. Except as otherwise provided in subsection (b) above, the Company shall cause the registration required pursuant to this Section 2 to remain effective as long as the Holders (or their permitted assigns) own Registrable Shares or such shorter period as may be required pursuant to applicable laws or regulations; provided, however, that the Company shall be permitted to terminate the registration required pursuant to this
Section 2 if (and for so long as) the Holders (together with all permitted assigns whether required to be aggregated or not under applicable law relating to resales of "restricted" stock) shall be eligible, in the joint opinion of counsel to the Holders and the Company, (i) at any time after the second anniversary of the Second Closing Date, to sell all Registrable Shares owned by them in a three-month period subject to the volume limitations of Rule 144 of the General Rules and Regulations of the Securities Act (or any successor or similar rule) or (ii) after the third anniversary of the Second Closing Date, to sell immediately all Registrable Shares owned by them pursuant to Rule 144(k) of the General Rules and Regulations under the Securities Act (or any similar or successor rule). If at any time the Company, by unanimous vote of its Board of Directors, determines that it is necessary to suspend sales by the Holders under any registration required under this Section 2 in order to permit the Company to consummate a transaction which the Board of Directors has determined is material to the Company and in the Company's best interests, the Company may, by a written request certifying to the foregoing, request that the Holders consent to the suspension of sales pursuant to such registration for a period sufficient to permit the consummation of the proposed transaction (but not to exceed 120 days), and the Holders shall not unreasonably withhold such consent. Without limiting the reasonable grounds upon which Holders may withhold their consent to such a suspension of sales, the Company acknowledges that the existence of an order from any regulatory authority requiring the Holders to divest all or any portion of their Registrable Shares shall constitute a reasonable basis for withholding such consent and shall cause any suspension period in effect at the time of the issuance of such an order to end promptly.

     (d) Priority in Registration. If the required registration pursuant to this
Section 2 involves an underwritten offering and the managing underwriter or underwriters in good faith advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Shares) exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the Company will include in such registration (i) first, 100% of the Registrable Shares required to be registered pursuant to
Section 2(a) hereof (provided that if the number of Registrable Shares required to be registered pursuant to Section 2(a) hereof exceeds the number which the

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Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Shares to be included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares each such Holder has required to be included in such registration); (ii) second, to the extent that the number of Registrable Shares required to be registered pursuant to Section 2(a) hereof is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of shares of equity securities the Company requests to be included in such registration for the Company's account; and
(iii) third, to the extent that the number of Registrable Shares required to be included in such registration pursuant to Section 2(a) hereof and the securities which the Company proposes to sell for its own account are, in the aggregate, less than the number of equity securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities proposed to be sold by any other Person which, in the opinion of such managing underwriter or underwriters, can be sold without having the adverse effect referred to above (provided that if the number of such securities of such other Persons requested to be registered exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities to be included in such registration pursuant to this Section 2(d) shall be allocated pro rata among all such other Persons on the basis of the relative number of securities each such Person has requested to be include in such registration).

     3. Holdback Agreements. If any registration of Registrable Shares shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution (except in connection with such public offering) of any of its equity securities or of any security convertible into or exchangeable or exercisable for any of its equity securities (in each case other than as part of such underwritten public offering) during the 90-day period (or such lesser period as the managing underwriter or underwriters may permit) beginning on the effective date of such registration, and the Company also agrees to use its best efforts to cause any member of the Company's management and any holder of five percent (5%) or more of the Company's Common Stock to so agree.

     4. Incidental Registrations Relating to Underwritten Offerings.

     (a) Right to Include Registrable Shares. If at any time when the Holders own Registrable Shares the Company shall determine to file a registration statement under the Securities Act in connection with an underwritten public offering of any equity securities either by it or by any holders of its outstanding equity securities, the Company will give prompt

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written notice of its determination to Holders and of such Holders' rights under this Section 4, at least 10 days prior to the anticipated filing date of such registration statement. Upon the written request of Holders made within 10 days after the receipt of any such notice from the Company, (which request shall specify the Registrable Shares intended to be disposed of by such Holders), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by the Holders thereof. The Holders requesting to be included in the Company's registration relating to an underwritten offering must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to the Company or such other Persons whose shares are offered pursuant to such registration statement, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings; provided however, that the Holders requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 4 shall relieve the Company of its obligations to effect the registration required under Section 2 hereof.

     (b) Priority in Registrations. If the managing underwriter or underwriters involved in a registration pursuant to this Section 4 in good faith advises the Company in writing that, in its opinion, the number of securities which the Company, the Holders and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the Company will include in such registration (i) first, 100% of the securities which (a) the Company proposes to sell for its own account and/or (b) any other Person or Persons who, by exercising contractual demand Registration Rights, caused such registration statement to be filed ("Demand Rights Sellers") propose to sell for their own account; (ii) second, to the extent that the number of securities which the Company and any Demand Rights Sellers propose to sell for their own account is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities requested to be included in the offering for the account of the Holders which, in the opinion of such managing underwriter or underwriters, can be sold without having the adverse effect referred to above; and (iii) third, to the extent that the number of securities which the Company proposes to sell for its own account and the Holders and any Demand Rights Sellers propose to sell for their own account is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities requested to

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be included in the offering for the account of other Persons which, in the opinion of such managing underwriter or underwriters, can be sold without having the adverse effect referred to above.

     5. Registration Procedures.

     (a) If and whenever the Company is required by the provisions to Sections 2 or 4 hereof to use its best efforts to effect or cause the registration of Registrable Shares, the Company shall as expeditiously as possible:

          (i) prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period provided for in Section 2 or such shorter period until the shares covered thereunder are sold and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder with respect to the disposition of all the securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders hereof set forth in such registration statement; provided, that (A) before filing a registration statement (including an initial filing) or prospectus, or any amendments or supplements thereto, the Company will furnish to the Holders of the Registrable Shares covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review and comment of the Holders, and (B) the Company will notify each Holder of Registrable Shares covered by such registration statement of any stop order issued or threatened by the SEC, any other order suspending the use of any preliminary prospectus or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, and take all reasonable actions required to prevent the entry of such stop order, other order or suspension or to remove it if entered;

          (iii) furnish to each Holder and each underwriter, if applicable, of Registrable Shares covered by such registration statement such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as each Holder of

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     Registrable Shares covered by such registration statement may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder;

          (iv) use its best efforts to register or qualify such Registrable Shares covered by such registration statement under the state securities or blue sky laws of such jurisdictions as each Holder of Registrable Shares covered by such registration statement and, if applicable, each underwriter, may reasonably request, and do any and all other acts and things which may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Shares owed by such Holder, except that the Company shall not for any purpose (A) be required to qualify generally to do business as a foreign corporation or a broker-dealer in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified (B) subject itself to taxation in any such jurisdiction or (C) consent to service of process in any such jurisdiction;

          (v) use its best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

          (vi) if at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act any event shall have occurred as the result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, promptly give written notice thereof to each Holder and the managing underwriter or underwriters, if any, of such Registrable Shares and prepare and furnish to each such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vii) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as each Holder of Registrable Shares being sold or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and opinions;

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          (viii) in connection with any underwritten offering which includes
     Registrable Shares, use its best efforts to obtain a "comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "comfort" letters as the Holders or the underwriters retained by such Holders shall reasonably request;

          (ix) subject to reasonable and customary confidentiality undertakings, make available for inspection by representatives of any Holder of Registrable Shares covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, upon the reasonable request of any Holder all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause all of the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by such Holders or any such representative, underwriter, attorney, accountant or agent in connection with such registration statement;

          (x) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the Holders of Registrable Shares covered by such registration statement and to the managing underwriter or underwriters, if any, make the Company's representatives available for discussion of such document and make such reasonable and appropriate changes in such document prior to the filing thereof as counsel for such Holders or underwriters may reasonably request;

          (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (xii) use its best efforts to provide a CUSIP number for all Registrable Shares not later than the effective date of the applicable registration statement, and provide the applicable transfer agents with printed certificates for the Registrable Shares which are in a form eligible for deposit with the Depository Trust Company;

          (xiii) notify counsel for the Holders of Registrable Shares included in such registration statement

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     and the managing underwriter or underwriters, if any, promptly, and confirm the notice in writing, (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC and
     (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and

          (xiv) cooperate with each seller of Registrable Shares and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     (b) Each Holder of Registrable Shares hereby agrees that, upon receipt of any notice from the Company of the happening of any event of the type described in Section 5(a)(vi) hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such registration statement or related prospectus until Holder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 5(a)(vi) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

     (c) Each Holder hereby agrees to provide the Company, upon receipt of its request, with such information about such Holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to cooperate to the extent necessary to satisfy any requirements of law relating to the registration and qualification of Registrable Shares.

     6. Underwritten Registrations. Subject to the provisions of Sections 2, 3 and 4 hereof, any of the Registrable Shares covered by a registration statement may be sold in an underwritten offering at the discretion of the Holder thereof.

     7. Expenses.

     (a) The Registration Expenses of all registrations in accordance with Sections 2 and Section 4 hereof shall be borne by the Company.

     (b) The fees, costs and expenses of registration to be borne as provided in
Section 7(a) hereof shall include, without limitation, all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all SEC or NASD registration and filing fees

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and expenses, reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules of the NASD, fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters, if any, or for the selling Holders, in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for Registrable Shares and prospectuses), messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company decides to obtain such insurance), the fees and disbursements of underwriters customarily paid by issuers of securities (including, without limitation, expenses relating to "road shows" and other marketing activities), the reasonable fees of one counsel retained in connection with each such registration by the Holders of a majority of the Registrable Shares being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (collectively, "Registration Expenses"). The term "Registration Expenses" shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Shares by such Holders.

     8. Indemnification.

     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 2 or 4 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each of the Holders of any Registrable Shares covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, general and limited partners, Affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent and including reasonable attorneys' fees and disbursements) (collectively, "Damages") to which any Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as

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such Damages (or actions or proceedings in respect thereof, whether or not such
Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and, subject to subsection (c) of this Section 8, the Company will reimburse such Indemnified Party for any out-of-pocket legal or any other expenses reasonably incurred by it in connection with investigating or defending any such Damages, action or proceeding; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Damages (or action or proceeding in respect thereof) or expense arises out of or is based upon either (a) any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus or a document incorporated by reference into any of the foregoing in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter specifically for use in the preparation thereof or (b) any untrue statement or alleged untrue statement or omission or alleged omission which was made in a preliminary prospectus included in such registration statement but corrected in the final prospectus included in such registration statement but only if and only to the extent that any damages or expenses related thereto were caused solely by a failure by the Holders to comply or to cause its agents to comply with the prospectus delivery requirements under applicable law. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified party and shall survive the transfer of such securities by such Holder.

     (b) Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Shares in any registration statement filed in accordance with Sections 2 or 4 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Shares and any underwriter or underwriters to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a) hereof) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged

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omission was made in reliance upon and in conformity with written information furnished to the Company by such Holders or such underwriter specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, that no such Holder shall be liable for any indemnity claims in excess of the amount of proceeds received by such Holder from the sale of Registrable Shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders or underwriters, or any of their respective affiliates, directors, officers or controlling Persons, and shall survive the transfer of such securities by such Holders.

     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party shall have the right to employ counsel to represent the indemnified party and its respective controlling persons, directors, officers, general or limited partners, employees or agents who may be subject to liability arising out of any claim in respect of which indemnification may be sought by the indemnified party against such indemnifying party under this Section 8 if (1) the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have promptly employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action or proceeding and then only until the indemnifying party shall have employed such counsel, or (iii) any indemnified party shall have reasonably concluded that there may be defenses available to such indemnified party or its respective controlling persons, directors, officers, employees or agents which are in conflict with or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of one firm of

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separate counsel for the indemnified party shall be paid by the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. If the indemnification provided for in this Section 8 shall for any reason be unavailable to any indemnified party under Section 8(a) or 8(b) hereof or is insufficient to hold it harmless in respect of any Damages, or any action in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Damages or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnified party and indemnifying party with respect to the statements or omissions which resulted in such Damages, or action in respect thereof, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(d), no Holder shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Holder with respect to the sale of any such Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 8 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Shares with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (f) Non-Exclusivity. The obligation of the parties under this Section 8 shall be in addition to any liability which any party may otherwise have to any other party.

     9. Rule 144. The Company covenants that it will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available such information), and it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act

                              Page 52 of 62 Pages
within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     10. Limited Liability. Notwithstanding any other provision of this Agreement, neither the general partners, limited partners or managing directors, or any directors or officers of any general or limited partners, nor any future general partners, limited partners or managing directors, if any, of Holders shall have any personal liability for performance of any obligation of the Holders under this agreement.

     11. Assignability. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Purchaser. Purchaser and any Permitted Assignee (as defined below) shall have the right to assign its rights under this Agreement only to (i) any Person who received Registrable Shares through a distribution made by Purchaser to its partners and (ii) any Person who purchases or otherwise acquires not less than ten percent (10%) of Purchaser's Registrable Shares (in either case, a "Permitted Assignee"). In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any Permitted Assignee, subject to the provisions contained herein. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Holders of a majority of the Registrable Shares.

     12. Notices. Any and all notices, designations, consents, offers, acceptances or any other communications shall be given in writing by either (a) personal delivery to and receipted for by the addressee or by (b) telecopy or registered or certified mail which shall be addressed, in the case of the Company, to: SDNB Financial Corp., 1420 Kettner Boulevard, San Diego, CA 92112,
Attn: Murray Galinson; in the case of Holders, the address or addresses thereof appearing on the books of the Company or of the transfer agent and registrar for its Common Stock.

     All such notices and communications shall be deemed to have been duly given and effective: (i) when delivered by hand, if personally delivered; (ii) two business days after being deposited in the mail, postage prepaid, if mailed; or
(iii) when receipt acknowledged, if telecopied.

     13. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

                              Page 53 of 62 Pages

     14. Specific Performance. The Company acknowledges that the rights granted to the Holders in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the Company could not be compensated for by damages. Accordingly, if the Company breaches its obligations under this Agreement, the Holders shall be entitled, in addition to any other remedies that they may have, to enforcement of this Agreement by a decree of specific performance requiring the Company to fulfill its obligations under this Agreement. The Company consents to personal jurisdiction in any such action brought in the United States District Court for the Southern District of New York or any such other court and to service of process upon it in the manner set forth in Section 12 hereof.

     15. Severability. If any provision of this Agreement or any portion thereof is finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement. Every other provision, and any portion of such an invalidated provision that is not invalidated by such a determination, shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

     17. Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

     18. Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and the Holders of a majority of the Registrable Shares; provided, however, that no such amendment, supplement, modification or waiver shall deprive any Holder of any rights under Sections 2 or 4 hereof without the consent of such Holder.

     19. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     20. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     21. Entire Agreement. This Agreement, together with the Stock Purchase Agreement, contains the entire agreement among

                              Page 54 of 62 Pages
the parties hereto with respect to the transactions contemplated herein and understandings among the parties relating to the subject matter hereof. Any and all previous agreements and understandings between the parties hereto regarding the subject matter hereof (other than the Stock Purchase Agreement and such other agreements and instruments contemplated thereby) are, whether written or oral, superseded by this Agreement.

     22. Governing Law. This Agreement is made pursuant to and shall be construed in accordance with the laws of the State of California. The parties hereto submit to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

                              Page 55 of 62 Pages

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date aforesaid.

                                             SDNB FINANCIAL CORP.



                                              By: /s/ Murray L. Galinson
                                                  --------------------------
                                                  Name: Murray L. Galinson
                                                  Title: President/CEO


                                              WHITMAN HEFFERNAN & RHEIN WORKOUT
                                              FUND II, L.P.

                                              By:  WHR Management Corp.,
                                                   its General Partner



                                              By: /s/ James P. Heffernan
                                                  --------------------------
                                                  Name: James P. Heffernan
                                                  Title: President


                                              WHITMAN HEFFERNAN & RHEIN WORKOUT
                                              FUND II-A, L.P.

                                              By:  WHR Management Corp.,
                                                   its General Partner



                                               By: /s/ James P. Heffernan
                                                  --------------------------
                                                   Name: James P. Heffernan
                                                   Title: President


                              Page 56 of 62 Pages